Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David P. Lundstedt, certify that:

1.                                      the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Armored AutoGroup Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Armored AutoGroup Inc. and will be retained by Armored AutoGroup Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ DAVID P. LUNDSTEDT
David P. Lundstedt
Chairman, President and Chief Executive Officer
May 9, 2013